 Date Filed: August 19, 2002                                                    SEC File No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549
FORM SB-2
Registration Statement Under the Securities Act of 1933

DALLAS RAILROAD COMPANY
(Exact Name of Issuer as Specified in Its Charter)

                Nevada                                   7350                                 75-2930903
State of Incorporation                  Primary Standard Industrial             I.R.S. Employer
                                        Classification Code Number              Identification Number

2603 Fairmount Street, Suite 200, Dallas, Texas 75201
(Address and Telephone Number of Issuer's Principal Offices and Place of Business)

Corporate Service Center, Inc.
1475 Terminal Way, Suite E, Reno, Nevada 89502-3225
(800) 638-3225
(Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: As soon as this Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the box. 

CALCULATION OF REGISTRATION FEE
Title of class of      Amount to be          Proposed                Proposed                 Amount of
securities to be       registered            Maximum                 maximum                  Registration Fee
registered                                   offering price per      aggregate offering
                                             unit                    price
Common Stock           1,000,000             $0.10                   $100,000                 $9.20

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) , may determine.

PROSPECTUS

DALLAS RAILROAD COMPANY

Maximum of 1,000,000 shares of common stock
Price per share: $0.10
Total proceeds if maximum sold: $100,0000

This is our initial public offering so there is no public market for our shares. However, we hope to have a market maker apply to have prices for our shares quoted on the bulletin board maintained by the National Association of Securities Dealers after we complete our offering.

An investment in our Company is risky, especially given its young age. Only people who can afford to lose the money they invest in our Company should invest in our shares. A FULL DISCUSSION OF THE RISKS OF OWNING OUR SHARES BEGINS AT PAGE 2 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              Price to Public           Underwriting Discount            Proceeds to Issuer
                                                           and Commissions                or other Persons
Per Share                          $0.10                        None                            $0.10
Total Maximum                    $100,000                       None                          $100,000

We will sell the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares using our best efforts and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sell so no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. We expect to end our offering no later than 90 days after our registration statement has been declared effective by the Securities and Exchange Commission.

The information in this Prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

August 19, 2002
SUMMARY OF THE OFFERING...........................................................................................1

RISK FACTORS......................................................................................................2

         We are a development stage company, with no significant history of operations you can examine to know if we have the ability
                  To successfully conduct business................................................................2
         Even if we sell all of the shares offered, we will not have significant funds so that a financial reversal could wipe out any reserves we might otherwise have..........................2
         Because this is a "best efforts" offering, we have no assurances that any of our stock

         Our management will have voting control of us, even if all of the shares offered are sold.......................................................................3
         Because we only have two directors, the compensation of our officer is in the sole discretion of two people........................................................................3
         Because the price at which the shares are offered is higher than our current per share value, immediate dilution of value of our stock will occur......................................3
         Because we have issued shares that may become eligible for resale under Rule 144, a large amount of our stock could be sold, potentially depressing our stock price.....................................................................................3
         Because we do not expect to pay dividends on our common stock in the foreseeable future, shareholders may have no way to recoup any of their investment..........................4
         There is no public market for our shares and should be considered an illiquid investment....................................................................4
         Our stock will probably be subject to the penny stock regulations and may be more

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES

SUMMARY OF THE OFFERING

THE COMPANY:                                Dallas Railroad Company is a corporation formed under
                                            the laws of Nevada on March 5 , 2001, whose principal
                                            executive offices are located in Dallas, TX.  We are a
                                            development stage company with only minimal revenues.
                                            We expect to use the net proceeds of this offering to
                                            renovate a 1928 Pullman Railroad car and pay off some
                                            portion of our loans that we incurred to purchase the car
                                            and for general working capital purposes..  Our plan is to lease the railcar to both public and private groups for a
                                            fee.  We maintain our executive offices at 2603 Fairmount
                                            Street, Suite 200, Dallas, TX, 75201.

SECURITIES OFFERED:                         We are offering up to a maximum of 1,000,000 shares of
                                            common stock, $0.001 par value per share.  The shares
                                            are offered at $0.10 per share for total gross offering
                                            proceeds of $100,000, assuming the maximum amount is
                                            sold.  We have received an opinion of counsel, included
                                            as an exhibit to the registration statement of which this
                                            prospectus is a part, opining as to the legality of the
                                            shares being offered.

SHARES OF COMMON                            1,000,000 shares
STOCK OUTSTANDING
AS OF THE DATE OF THIS
PROSPECTUS:

SHARES OF COMMON                            2,000,000 shares
STOCK OUTSTANDING
AFTER OFFERING,
ASSUMING MAXIMUM
AMOUNT SOLD:

TERMS OF THE OFFERING:                      There is no minimum offering.  Accordingly, as shares are
                                            sold, we will use the money raised for our activities.  The offering will remain open until 90 days after the
                                            registration statement is declared effective by the
                                            Securities and Exchange Commission, unless we decide
                                            to cease selling efforts prior to this date.

USE OF PROCEEDS:                            We intend to use the net proceeds of this offering
                                            primarily to repay our railcar loans we incurred to acquire the car, renovate the car to Amtrak operating standards,
                                            market the car for lease, build a web site and for general working capital.

PLAN OF DISTRIBUTION:                       This is a best efforts underwriting, with no commitment by anyone to purchase any shares.  The shares will be
                                            offered and sold by our principal executive officer and
                                            directors so no underwriters will be used.
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RISK FACTORS

An investment in the shares involves a high degree of risk, including a risk of loss of an investor's entire investment in Dallas Railroad Company Prospective investors should consider carefully, in addition to the other information contained in this prospectus, the following risk factors before purchasing any shares.

We are a development stage company, with no significant history of operations that you can examine to know if we have the ability to successfully conduct business. We were incorporated on March 5, 2001, and are, therefore, a start up company with very little operating history or revenues. As a result, we have no meaningful financial history that you can review to see if we have made money in the past. Although past performance is no guarantee of future success, if we had a long financial record, you could determine whether we are capable of implementing our business plan and increasing the value of our stock.

Even if we sell all of the shares offered, we will not have significant funds so that a financial reversal could wipe out any reserves we might otherwise have. We are only seeking to raise $100,000. As a result, we will still be considered an extremely small company, even if we sell all of the stock we are trying to sell. Because we will have so little money, any financial reversal could totally wipe out any reserve we had hoped to have.

Because this is a “best efforts” offering, we have no assurances that any of our stock will be sold so that those people who do purchase our stock may have a greater proportionate risk to lose their money. This offering is being conducted on a “best efforts” basis, meaning that no underwriter has agreed to buy our shares. As such, we have no assurances as to what level of proceeds, if any, will be obtained. To fully implement our business plan for the next 12 months, we need to receive the $100,000 sought to be raised. In the event we fail to obtain all or substantially all of the proceeds sought in this offering, our ability to effectuate our business plan will be materially adversely affected, and investors may lose all or substantially all of their investment.

We have no underwriters so no other 3rd party with a financial interest has reviewed this offering for fairness. We are offering these shares through our officer and directors and are not using an underwriter. As a result, no other person sophisticated in financial affairs has reviewed this offering to determine if it is fair or if our business plan makes financial sense. Consequently, the shares may be priced too high for what they are intrinsically worth.

We have no history of profits and no assurances of profits ever developing. As with most development stage companies, we have experienced losses since inception. If only limited funds are raised in this offering, the risk of our financial failure is high. We have been dependent upon loans from members of management to sustain our development activities to date. In our discretion, if we receive the maximum proceeds sought to be raised, the entire principal amount of this loan, including interest, will probably be repaid.

Our success will depend greatly upon our President and Chairman of the Board so that his failure to work for us, regardless of the reason, could seriously damage our company. Douglas R. Nichols is serving as our sole executive officer and one of our two directors. If Mr. Nichols stopped working for us, we have no other person currently identified who could take over operation of our company. As a

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result, loss of his services may hamper our ability to implement our business plan, and could cause our stock to become worthless. We will be heavily dependent upon Mr. Nichols’ entrepreneurial skills and business experience to successfully implement our business plan.

We do not have an employment agreement with Mr. Nichols and there is no assurance that he will continue to manage our affairs in the future. At present, we do not have enough money to justify Mr. Nichols working full time for our company; his inability to devote full time and attention to the affairs of Dallas Railroad Company could hinder our growth. We could lose the services of Mr. Nichols, or he could decide to join a competitor or otherwise compete with us directly or indirectly, having a negative affect on our business and potentially causing the price of our stock to be worthless.

Mr. Nichols has limited experience in the railcar leasing business. Mr. Nichols is not experienced in leasing passenger railroad cars by trade. We will likely need to rely on others who understand that business better than Mr. Nichols. Because of this lack of experience, we may overestimate the marketability of our product and may underestimate the costs and difficulties of leasing our railcar. These difficulties could prevent us from accurately determining the feasibility of our business plan, limiting our profitability, if any, and decreasing the value of our stock.

Our management will have voting control of us, even if all of the shares offered are sold so that persons buying our shares will not have an effective voice in our management. Our directors, own 950,000 shares of our outstanding common stock. After completion of this offering, assuming all of the shares offered hereby are sold, our management will continue to control at least 47.5% of our voting securities, without giving effect to (I) any stock option plan that could be adopted by management and approved by a majority of the shareholders, (ii) any additional issuances of our common stock or other securities to management and/or others, in our management's sole discretion or (iii) any additional stock purchases by management of this offering. As a result, our management will effectively control our affairs, including the election of all of our board of directors, the issuance of additional shares of common stock for a stock option plan or otherwise, the distribution and timing of dividends, if any, and all other matters. As a result, purchasers of the shares will have little, if1 any, control of our company.

Because we only have two directors, the compensation of our officer is in the sole discretion of two people so that there are no practical limits to the compensation that could be paid to our officer. Because Douglas R. Nichols will own at least 40% of our company, he will likely continue to control our board of directors. As a result, Mr. Nichols will be entitled to establish the amount of his compensation, including the amount of any bonuses paid to him. In addition, because we do not have any independent directors, there will be no oversight of the reasonableness of any bonuses paid to Douglas R. Nichols or other officers, if added.

Because the price at which the shares are offered is higher than our current per share value, immediate dilution of value of our stock will occur. The offering itself involves immediate and substantial dilution to investors, as more particularly described in the dilution section. Any securities issued in the future, including issuances to management, could reduce the proportionate ownership, economic interests and voting rights of any holders of shares of our common stock purchased in this offering.

Because we have issued shares that may soon become eligible for resale under Rule 144, a large amount of our stock could be sold, potentially

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depressing our stock price. All of our presently outstanding shares of common stock aggregating 1,000,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant thereto or otherwise pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three-month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Douglas R. Nichols, our principal executive officer, owns an aggregate of 800,000 restricted shares and Craig Stewart, our other director owns 150,000 restricted shares, for which the one year holding period expires on March 6, 2002. In addition, all of our other shareholders’ common stock will be eligible to use Rule 144 on March 6, 2002. A sale of shares by such security holders, whether pursuant to Rule 144 or otherwise, would most likely have a depressing effect upon the price of our common stock in any market that might develop.

Because we do not expect to pay dividends on our common stock in the foreseeable future, shareholders may have no way to recoup any of their investment. We intend for the foreseeable future to retain earnings, if any, for the future operation and expansion of our business and do not anticipate paying dividends on our shares of common stock for the foreseeable future. As a result, the only way investors may realize a profit on their purchase of our shares is if they can sell our shares at a profit in the future, of which there can be no assurance.

There is no public market for our shares, they should be considered an illiquid investment that may not necessarily be sold in the near future. There is currently no market for any of our shares and no assurances are given that a public market for such securities will develop or be sustained if developed. While we plan, following the termination of this offering, to take affirmative steps to request or encourage one or more broker/dealers to act as a market maker for our securities, no such efforts have yet been undertaken and no assurances are given that any such efforts will prove successful. As such, investors may not be able to readily dispose of any shares purchased hereby.

Our stock will be subject to the penny stock regulations and may be more difficult to sell than other registered stock so that an investor may not be able to easily sell their shares in the future. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker- dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker- dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of

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trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

USE OF PROCEEDS

The net proceeds to our company from the sale of the shares offered hereby, assuming all of the shares offered hereby are sold, of which no assurances are given, are estimated to be $98,000, giving effect to the estimated expenses of the Offering of approximately $2000.

The following table sets forth the anticipated use of the net proceeds of this offering in the event that 1,000,000, 500,000 or 250,000 shares offered hereby are sold. We may not be able to sell all of the shares and thus generate $100,000. Our receipt of no or nominal proceeds will have a material adverse effect upon our investors and us.

Use of proceeds               25% of                        50% of                        100% of
                              shares sold                   shares sold                   shares sold
Repayment of loan             $0.00                         $15,000                       $52,000
from directors
Renovation of                 $10,000                       $20.000                       $20,000
Pullman car
Marketing expenses            $1,000                        $1,000                        $1,000
Development of web            $1,000                        $1,000                        $1,000
site
Working Capital               $11,000                       $11,000                       $24,000
Offering costs                $2,000                        $2,000                        $2,000
TOTAL                         $25,000                       $50,000                       $100,000

Our directors, Douglas R. Nichols and Craig Stewart, have loaned us $37,000 and $4,500, ($47,225 And $4,647, unaudited as of June 30, 2002) respectively, to purchase our 1928 Pullman Railcar and to help fund our ongoing expenses to date. We have reached an agreement with Messrs. Nichols and Stewart that we must sell at least 50% of the shares offered before they will be repaid out of the proceeds from this offering. To the extent we sell more than 50%, we will proportionately increase the amount of the proceeds we will use to repay Messrs. Nichols and Stewart up to $52,000 the amount loaned if we sell all the shares.

Because we are selling the shares strictly through the efforts of our officer and directors, the above numbers do not include any deductions for selling commissions.

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In the event we receive the maximum proceeds of $100,000, our management believes that the net proceeds therefrom will provide us with sufficient funds to meet our cash requirements for approximately twelve (12) months following the receipt of this maximum amount.

The above table sets forth our estimates of the manner in which we expect to use the proceeds generated from this offering. However, our management has the right to change these allocations in his sole discretion. Accordingly, our management will have significant flexibility in applying the net proceeds of the offering.

DETERMINATION OF OFFERING PRICE

There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

DILUTION

At June, 30, 2002, we had a net tangible book value of $0.043 per shares. The following table sets forth the dilution to persons purchasing shares in this offering without taking into account any changes in our net tangible book value, except the sale of 1,000,000 shares at the offering price and receipt of $98,000, less offering expenses estimated to be $2,000. The net tangible book value per share is determined by subtracting total liabilities from our tangible assets, then dividing by the total number of shares of common stock outstanding.

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                                        June 30, 2002                           1,000,000 shares sold
Public offering price per               n/a                                     $0.10
share
Net tangible book value per             $0.043                                  n/a
share of
common stock before the
offering(1)
Pro forma net tangible book             n/a                                     $0.071
value per share
of common stock after the
offering
Increase to net tangible book           n/a                                     $0.028
value per share
attributable to purchase of
common stock by new
investors
Dilution to new investors               n\a                                     $0.029
PLAN OF DISTRIBUTION

We are offering up to a maximum of 1,000,00 shares at a price of $0.10 per share to be sold by our executive officer and our directors. Since our shares are sold through our executive officer and directors, no compensation will be paid with respect to such sales. In addition, because the offering is conducted on a "best efforts" basis, there is no assurance that any of the shares offered hereby will be sold.

The offering will remain open until 90 days after this registration statement becomes effective, unless we determine, in our sole discretion, to cease selling efforts. In addition, we may extend the offering for an additional 90 days in our discretion if we think extending the offering will generate enough additional sales of the shares to justify such extension. If we do extend the offering, we will provide written notification to all offerees of the extension. Our officer, directors and stockholders and their affiliates may purchase shares in this offering.

There is no minimum number of shares that must be sold to complete the offering. As a result, there will no escrow of any of the proceeds of this offering. Accordingly, we will have use of such funds once we accept a subscription and funds have cleared. Such funds shall be non- refundable except as may be required by applicable law.

LEGAL PROCEEDINGS

There are no legal proceedings currently pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Mr. Douglas R. Nichols, age 50, is our President, Chief Executive Officer, Secretary, and Chairman of our Board Mr. Nichols has over fifteen years experience in the securities industry. Mr Nichols received his BA from Allegheny College in 1974 and

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during the mid to late 1970's enrolled in graduate and undergraduate accounting and business courses. Mr. Nichols became a member of the Pennsylvania Institute of Certified Public Accountants in 1979 and worked in the public accounting industry for a total of 6 years. Mr. Nichols served as the Director of Finance of Erie County Pennsylvania in 1981 and owned and operated several small businesses from 1978 through 1986. Mr. Nichols entered the securities industry at Shearson-Lehman Brothers from 1986 and served until 1989 as a registered representative at which time Mr. Nichols joined Smith Barney and served until 1990 as an assistant vice president. Mr. Nichols founded First London Securities Corporation, and has worked at First London Securities Corporation from 1990 to the present. First London Securities Corporation is an NASD member firm that makes OTC markets, transfers orders for customers, trades equities and provides investment banking services primarily to micro and small capital companies. First London Securities Corporation will not be involved in our offering, with Mr. Nichols assisting in our offering solely in his capacity as our President.

Mr. Nichols assisted with the purchase of two Pullman railcars with the Lake Shore Railway Society in the late 1960's. He is a Director of RailAmerica. RailAmerica is the world's largest operator of short line railroads and trades on the New York Stock Exchange. Mr Nichols is also a Director of Armanino Foods of Distinction, whose stock is traded on the NASDAQ. Mr. Nichols is Craig Stewart, our other director's, son in law.

Mr. Craig Stewart, age 65, graduated from the University of Wisconsin in 1961 and joined the Douglas Stewart Company as an outside salesman in 1964. Mr. Stewart became President of Douglas Stewart Company in 1967 and bought controlling interest therein in 1973. During his tenure as president of Douglas Stewart Company from 1973 To 1999, Mr. Stewart increased the annual sales of Douglas Stewart Company from $5,000,000 to $110,000,000. Mr. Stewart sold control of Douglas Stewart Company in 1999 and is presently a partner in Stewart Partners, a Dallas real estate investment firm. Mr. Stewart is Mr. Nichols' father in law.

All of our Directors serve for one year periods. unless removed in accordance with our bylaws.

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, before and after giving effect to the sale of the maximum number of shares of common stock offered, by our directors, officers and Persons who own more than 5% of our outstanding common stock. All shareholders have sole voting and investment power over the shares beneficially owned.

                                                                 Beneficial Ownership
                                                                   of Common Stock1
                                       Shares Owned                             Percentage of Class
                                                                   Before Offering               After Offering
Douglas R. Nichols                        800,000                        80%                           40%
Craig Stewart                             150,000                        15%                          7.5%`
---------                                 -------
All directors and                         950,000                        95%                          47.5%
officers and 5%
shareholders as a
group

1There are no persons who hold any options to acquire any shares of our common stock.

DESCRIPTION OF SECURITIES
Common Stock

Dallas Railroad Company is authorized to issue 20,000,000 shares of common stock, $0.001 par value per share, of which 1,000,000 shares were issued and outstanding when this offering was commenced. The outstanding shares of common stock are fully paid and non- assessable. The holders of common stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of stockholders. Shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such shares voting for the election of directors can elect 100% of the directors if they choose to do so. Our common stock does not have preemptive rates, meaning that our common shareholders' ownership interest would be diluted if additional shares of common stock are subsequently issued and the existing shareholders are not granted the right, in the discretion of the Board of Directors, to maintain their ownership interest in our company. This lack of protection from dilution to minority shareholders could allow our Board of Directors to issue additional shares of our common stock to persons friendly with our existing management, thus preventing any change in control of our company.

Upon any liquidation, dissolution or winding-up of our company, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock do not have preemptive or conversion rights to subscribe for any our securities and have no right to require us to redeem or purchase their shares.

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The holders of Common Stock are entitled to share equally in dividends, if, as, and when declared by our Board of Directors, out of funds legally available there, subject to the priorities given to any class of preferred stock which may be issued.

Preferred Stock

Dallas Railroad Company is authorized to issue 10,000,000 shares of common stock, $0.01 par value per share. We had no preferred shares issued and outstanding when this offering was commenced. However, the majority of our shareholders may later determine to issue our preferred stock. If done, the preferred stock may be created and issued in one or more series and with such designations, rights, preference and restrictions as shall be stated and expressed in the resolution(s) providing for the creation and issuance of such preferred stock. If preferred stock is issued and we are subsequently liquidated or dissolved, the preferred stock would be entitled to our assets, to the exclusion of the common stockholders, to the full extent of the preferred stockholders' interest in our company.

Although we have no present intent to do so, we could issue shares of preferred stock with such terms and privileges that a third party acquisition of our company could be difficult or impossible, thus entrenching our existing management in control of our company indefinitely.

Dividend Policy

To date, we have not paid any dividends. The payment of dividends, if any, on our common stock in the future is within the sole discretion of our Board of Directors and will depend upon our earnings, capital requirements, financial condition, and other relevant factors. Our Board of Directors does not intend to declare any dividends on the common stock in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

Transfer Agent and Registrar

We have not currently decided who we are going to use as a transfer agent. If we are successful in establishing a public market for our common stock, we will then name a transfer agent. We may take such steps as are necessary to become our own transfer agent.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Article V of the our Bylaws provides that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as to which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to our Articles of Incorporation, Bylaws, Nevada law or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or payed by one of our directors, officers or controlling persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling

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precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF BUSINESS

General

Dallas Railroad Company, was incorporated under the laws of the State of Nevada on March 5, 2001, and is in its early developmental and promotional stages. Our general plan is to rent railroad passenger cars for trips throughout North America, through a web page to be developed and other marketing options. Our primary activities to date have consisted of purchasing a 1928 Pullman railroad passenger car and conducting an initial round of private financing to obtain "seed" capital and beginning the process of designing and implementing our business plan. Through the proceeds raised from this offering, we expect to be able to market our railcar, perform certain cosmetic and mechanical upgrades, design and implement our website and establish relationships with travel advisors in hopes of their hiring our car for their clients travel and entertainment needs.

We will market our car by offering a variety of different rental opportunities to prospective customers. Such as:

         1. Stationary rental for a dinner and/or cocktail party.

         2. Long distance rental behind scheduled Amtrak or VIA Passenger trains. This is expected to be the source of the most revenue. These trips can be from 2 days to 2 or more months in duration. The car can be uncoupled from the scheduled train at numerous stations along the way and the passengers can use the car as a hotel while they visit that area. The Amtrak and VIA systems comprise over 3,000 miles of travel and 1000 stations which provide a vast number of opportunities for business and tourist travel.

         3. Special event charters would include trips to the Super Bowl, Mardi Gras, collegiate or professional sporting events, trade shows, conventions and reunions. With these trips the car could be rented to one group or we could sell space on an individual basis, or rent the car to a reseller who would sell the space on an individual basis.

         4. Charters on freight only tracks are popular. We would rent a locomotive and crew from a shortline railroad and take a trip along their tracks. These so called rare mileage trips are popular with serious rail enthusiasts who are looking for a new and different rail travel experience.

         5. We can also sell tickets on a space basis for regularly scheduled trips to popular destinations. These trips would be done on a speculative basis.

         6. Theme charter trips such as blues, jazz, country music, wine and food, architecture, historical, museum or golf, for example, all provide marketing opportunities that are conducive for group charters.

Our primary goal is to lease the Pullman to maximize revenues. The costs for any given trip are fairly easy to calculate in advance with the exception of any unscheduled repairs or maintenance. Therefore the lease price that generates a profit is also easy to determine. Most of our expenses, exclusive of a trip are fixed in nature. These include insurance, scheduled maintenance, web site maintenance, management, and debt service, if any. Trip expenses are calculated by the railroads and Amtrak, pursuant to handling and distance covered in the request for price. If we are successful in executing our business plan and actively leasing the Pullman we will investigate the addition of another Pullman to operate in tandem with the Philadelphia or on its own. We can lease additional cars from several known sources and thereby

11

couple two, three of more cars together to accommodate larger groups that would require more sleeping, dining and lounge facilities.

Website. We currently have one domain name registered, www.DallasRailroad.com.

MANAGEMENTS DISCUSSION AND
ANALYSIS OR PLAN OF OPERATION

Over the next twelve months we expect our primary expenses to be cosmetic upgrades, repairs and maintenance of our Pullman railcar, advertising costs associated with conducting our rentals, paying for the development and maintenance of our web page and the payment of a small salary to Mr. Nichols.

We have had an agreement with Mr. Nichols since our inception to pay him $100 per month as a salary. Because we have had only limited funds available, Mr. Nichols has agreed to allow us to accrue his salary until we have sufficient funds to actually pay him. We are hopeful that if we are able to sell all of the shares offered we will be able to spend enough on advertising to be able to generate enough money to begin making payments to Mr. Nichols. However there can be no assurance that we will be able to make these payments. We also may issue some of the shares offered hereby to Mr. Nichols in payment of his accrued salary amounts.

Our business plan is, if we are successful in generating net profits from our activities, we will increase our marketing effort , possibly purchasing an additional railroad car and attempt to grow our company in an orderly way. If we are successful in raising the entire $100,000 proposed to be raised in this offering, we expect it to be sufficient to allow us to conduct business for at least a one year period. If we are unable to raise this entire $100,000 amount, our ability to continue as a going concern may be jeopardized and we may be required to cease conducting operations in less than a year.

We are conducting this offering, in part, because we believe that an early registration of our equity securities will minimize some of the barriers to capital formation that otherwise exist. By having a registration statement in place and by being a reporting company under the federal securities laws, we believe that we will be in a better position, either to conduct a future public offering of our securities or to undertake a private placement with registration rights, than if we were a privately held company. Registering our shares may help minimize the liquidity discounts we may otherwise have to take in a future financing because investors should have a high degree of confidence that the Rule 144(c)(1) public information requirement will be satisfied and a public market will exist to effect Rule 144(g) broker transactions.

We believe that the cost of registering our securities, and undertaking the required disclosure obligations will be more than offset by being able to get better terms for future financing efforts. No specific investors have been identified, but our management has general knowledge of an investor class interested in investing in companies that have some measure of liquidity.

DESCRIPTION OF PROPERTY

March, 2001, we acquired our 1928 Pullman Business Railcar. Our car was originally the Michigan Southern business car #1 and was used as transportation and offices for the railroad's top executives. The car's floor plan consists of 4 bedrooms, 4 bathrooms with showers, a dining room capable of seating up to 10, a lounge area that seats up to 14, a fully equipped kitchen and a rear brass railed outdoor platform that will seat 4. The car has electric heat and air conditioning, carries 250 gallons of water, has its own self contained sewage treatment equipment and a 65 kilowatt electric generating system for use when the car is not in passenger train service. Our

12

car has a rich history, having served the top executives of the Michigan Central, New York Central, Penn Central , Conrail and CSX railroads. The Philadelphia is a good car for charter due to its fairly rare combination of sleeping, shower, kitchen, dining, lounge and rear outdoor platform facilities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 30, 2001, we signed a promissory note with our President and Director Douglas R. Nichols, whereby Mr. Nichols agreed to loan us up to $100,000, in his sole and absolute discretion, of which $37,000, ($47,225 unaudited as of June 30, 2002) has been loaned and is outstanding, and a promissory note with our Director Craig Stewart, whereby Mr. Stewart agreed to loan us up to $15,000, in his sole and absolute discretion, of which $4,647 has been loaned and is outstanding. The loan proceeds were used by us to purchase our 1928 Pullman. The interest rate on the notes is 5% per annum. The notes are dated March 30, 2001, and are due on demand by Messrs. Nichols and Stewart but if no demand is made then principal and interest are due on or before March 31, 2004. If we sell at least 50% of the shares we will repay Messrs. Nichols and Stewart $15,000 of the amount due to them and will proportionately increase the amount we repay up to $52,000 of such borrowed amount if we sell all of the shares.

We believe the terms of the loan from Messrs. Nichols and Stewart are more favorable than might otherwise be available to a company with few assets and no operating history; many commercial banks would not even consider such a loan. We believe the interest rate of 5% we are paying on the note is lower than the market rate for loans of this size and type.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

This is our initial public offering so there is currently no public trading market for our common stock. We hope to have a market maker apply to have our common stock prices listed on the bulletin board maintained by National Association of Securities Dealers. To be eligible to have our common stock quoted on the bulletin board, we will be required to file with the Securities and Exchange Commission periodic reports required by the Securities and Exchange Act of 1934 and thus be a "reporting" company, a step we will attempt to accomplish after the effective date of this registration statement.

None of our common stock is subject to outstanding options or rights to purchase nor do we have any securities that are convertible into our common stock. We have not agreed to register any our stock for anyone nor do we presently have in effect employee stock options or benefit plans that would involve the issuing of additional shares of our common stock. As of June 30, 2002, there were 1,000,000 shares issued and outstanding. All of these shares were issued under section 4 (2 of the Securities Act of 1933) and are, therefore, restricted securities and subject to the re-sale restrictions of Rule 144. As of June 30, 2002, we had 5 shareholders, only two of whom, our directors, own more than 5%.

We have never paid dividends and do not expect to declare any in the foreseeable future. Instead, we expect to retain all earnings for our growth. Although we have no specific limitations on our ability to pay dividends, the corporate law of Nevada, the State under which we are organized, limits our ability to pay dividends to those instances in which we have earnings and profits. If we are unable to achieve earnings and profits in a sufficient amount to satisfy the statutory requirements of Nevada, no dividends will be made, even if our Board of Directors wanted to pay dividends. Investors should not purchase shares in this offering if their intent is to receive dividends.

13
EXECUTIVE COMPENSATION

We currently have one employee, Douglas R. Nichols. We have had an agreement with Mr. Nichols since our inception to pay him $100 per month as salary.

No officer or director has received any remuneration from us. Although we have no current plan in existence, we may adopt a plan to pay or accrue compensation to our officers and directors for services rendered. We have no stock option, retirement, incentive or profit sharing plan or program for the benefit of officers, directors or employees but our Board of Directors may recommend the adoption of one or more of such programs in the future.

FINANCIAL STATEMENTS

The following are our financial statements, with independent auditor's report, for the period ending December 31, 2001 and unaudited for the six month period ending June 30, 2002.

14

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the inclusion in this Registration Statement on Form SB–2, of our report dated June 17, 2002, on the balance sheet as of December 31, 2001, and the related statements of operations, stockholders’ equity and cash flows for the period from March 5, 2001 (inception) to December 31, 2001 of Dallas Railroad Company, Inc. We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of the Registration Statement.

August 19, 2002
KILLMAN, MURRELL & COMPANY, P.C.
Dallas, Texas

DALLAS RAILROAD COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

TABLE OF CONTENTS
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                                                                                                             Page

                                                                                                        ----

Report of Independent Certified Public Accountants                                                               F-2

Balance Sheets as of December 31, 2001, June 30, 2002 (Unaudited)                                                F-3

Statements of Operations for the Period March 5, 2001, (Inception) to
   December 31, 2001, for the Period March 5, 2001 (Inception) to June 30, 2002         (Unaudited), the
Six Months Ended June 30, 2002 (Unaudited), and for the Period
   March 5, 2001 (Inception) to June 30, 2001 (Unaudited)                                                       F-4

Statements of Stockholders' Equity for the Period March 5, 2001, (Inception) to
   December 31, 2001 and the Six Months Ended June 30, 2002 (Unaudited)                                          F-5

Statements of Cash Flows for the Period March 5, 2001, (Inception) to
   December 31, 2001, for the Period March 5, 2001 (Inception) to June 30, 2002         (Unaudited), the
Six Months Ended June 30, 2002 (Unaudited), and for the Period
   March 5, 2001 (Inception) to June 30, 2001 (Unaudited)                                                        F-6

Notes to Financial Statements                                                                                   F-7

Killman, Murrell & Company P.C.
Certified Public Accountants

     505 N. Big Spring, Suite 603            1931 E. 37th Street, Suite 7               4049 St. Christopher
         Midland, Texas 79701                     Odessa, Texas 79762                    Dallas, Texas 75287
            (915) 686-9381                          (915) 363-0067                         (972) 862-3975
          Fax (915) 684-6722                      Fax (915) 363-0376                     Fax (972) 862-7894
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Stockholders and Board of Directors
Dallas Railroad Company, Inc.
Dallas, Texas 75201

We have audited the accompanying balance sheet of Dallas Railroad Company, Inc. (a development stage company) as of December 31, 2001, and the related statements of operations, stockholders’ equity and cash flows for the period from March 5, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dallas Railroad Company, Inc. (a development stage company) at December 31, 2001, and the results of its operations and its cash flows, for the period from March 5, 2001 (inception) to December 31, 2001 in conformity with auditing standards generally accepted in the United States of America.

Killman, Murrell & Co., P.C.
Dallas, Texas
June 17, 2002

DALLAS RAILROAD COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

ASSETS

                                                                              December 31, 2001       June 30, 2002
                                                                              -----------------       -------------
CURRENT ASSETS                                                                                         (Unaudited)

   Cash                                                                             $       582           $        82
   Prepaid Expenses                                                                       4,153                 8,780
                                                                                    -----------           -----------

              TOTAL CURRENT ASSETS                                                        4,735                 8,862
                                                                                    -----------           -----------

RAILCAR, FURNITURE AND FIXTURES
   Railcar                                                                               95,720                95,720
   Furniture & Fixtures                                                                   1,365                 1,365
                                                                                    -----------           -----------
                                                                                         97,085                97,085
   Less Accumulated Depreciation                                                         (5,667)              (10,590)
                                                                                    -----------           -----------

              NET RAILCAR, FURNITURE & FIXTURES                                          91,418                86,495
                                                                                    -----------           -----------

              TOTAL ASSETS                                                          $    96,153           $    95,357
                                                                                    ===========           ===========

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

STOCKHOLDERS' PAYABLE                                                               $    42,665          $     51,872
                                                                                    -----------          ------------

STOCKHOLDERS' EQUITY
   Common Stock $0.001 Par Value; Authorized 20,000,000 Shares;
     Issued and Outstanding 1,000,000 Shares                                              1,000                 1,000
   Paid-In-Capital                                                                       69,450                69,450
   Deficit Accumulated During the Development Stage                                     (16,962)              (26,965)
                                                                                    -----------          ------------

              TOTAL STOCKHOLDERS' EQUITY                                                 53,488                43,485
                                                                                    -----------          ------------

              TOTAL LIABILITIES AND
                  STOCKHOLDERS' EQUITY                                              $    96,153          $     95,357
                                                                                    ===========          ============

The accompanying notes are an
integral part of these financial statements

DALLAS RAILROAD COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

                                                         March 5, 2001       March 5, 2001      Six Months      March 5, 2001
                                                         (Inception) to       (Inception) to      Ended          (Inception) to
                                                     December 31, 2001        June 30, 2002   June 30, 2002       June 30, 2001
                                                     -----------------       --------------   -------------     ---------------
                                                                               (Unaudited)      (Unaudited)        (Unaudited)

REVENUES                                                   $        750          $        750      $         -       $        750

GENERAL AND ADMINISTRATIVE
   EXPENSES                                                      16,547                25,432             8,885             7,600
                                                           ------------          ------------      ------------       -----------

            (LOSS) BEFORE OTHER
               EXPENSE AND INCOME TAX                           (15,797)              (24,682)           (8,885)           (6,850)
                                                           ------------          ------------      ------------       -----------

OTHER EXPENSE
   Interest Expense                                               1,165                 2,283             1,118               426
                                                           ------------          ------------      ------------       -----------

            (LOSS) BEFORE INCOME TAX                            (16,962)              (26,965)          (10,003)           (7,276)
                                                           ------------          ------------      ------------       -----------

INCOME TAX - Note 4                                                   -                     -                 -                 -
                                                           ------------          ------------      ------------       -----------

             NET (LOSS)                                    $    (16,962)         $    (26,965)     $    (10,003)     $     (7,276)
                                                           ============          ============      ============      ============

WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES                                              1,000,000             1,000,000         1,000,000         1,000,000
                                                           ============          ============      ============      ============

(LOSS) PER COMMON SHARE                                    $     (0.02)          $                 $     (0.01)      $     (0.01)
                                                           ===========           ============      ===========       ===========

The accompanying notes are an integral
part of these financial statements.

DALLAS RAILROAD COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD MARCH 5, 2001 (INCEPTION)
TO DECEMBER 31, 2001 AND THE SIX
MONTHS ENDED JUNE 30 2002 (UNAUDITED)

                                                     Common Stock
                                                -----------------
                                                 Number Of                     Paid-In-        Retained
                                                   Shares         Amount       Capital         (Deficit)        Total
                                                -------------     ------      -----------    -------------   --------

BALANCE, MARCH 5, 2001
         (Inception)                                       -      $    -        $       -       $       -      $       -

      Issuance of Common Stock for
         Debt Reduction, Consulting,
         and Legal Services                        1,000,000       1,000          69,450                -         70,450

      Net (Loss)                                           -           -                -        (16,962)        (16,962)
                                                 -----------      ------        ---------       --------       ---------

BALANCE DECEMBER 31, 2001                          1,000,000       1,000          69,450         (16,962)         53,488
                                                 ==

      Net (Loss) (Unaudited)                               -           -                -        (10,003)        (10,003)
                                                 -----------      ------        ---------       --------       ---------

BALANCE JUNE 30, 2002
  (UNAUDITED)                                      1,000,000      $1,000        $ 69,450        $(26,965)      $  43,485
                                                   =========      ======        ========        ========       =========

The accompanying notes are an integral
part of these financial statements.

DALLAS RAILROAD COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

                                                          March 5, 2001        March 5, 2001        Six Months     March 5, 2001
                                                          (Inception) to        (Inception) to         Ended       (Inception) to
                                                       December 31, 2001        June 30, 2002     June 30, 2002    June 30, 2001
                                                       -----------------       ---------------    -------------    -------------
CASH FLOW FROM OPERATING ACTIVITIES                                              (Unaudited)       (Unaudited)      (Unaudited)

     Net (Loss)                                             $ (16,962)           $ (26,965)         $ (10,003)        $  (7,276)
     Adjustments to Reconcile Net (Loss) to Net Cash
From Operating Activities
          Depreciation                                          5,667               10,590              4,923               798
          Issuance of Common Stock for Consulting
            and Legal Services                                  3,950                3,950                  -             3,500
     Changes in Current Assets and Liabilities
       Accounts Receivable                                          -                    -                  -              (750)
       Prepaid Expenses                                        (4,153)              (8,780)            (4,627)                -
       Cash Overdraft                                               -                    -                  -                22
                                                            ---------            ---------          ---------         ---------

              NET CASH FLOW USED BY
                OPERATING ACTIVITIES                          (11,498)             (21,205)            (9,707)           (3,706)
                                                            ---------            ---------          ---------         ---------

CASH FLOW FROM INVESTING ACTIVITIES
     Purchase of Railcar, Furniture and Fixtures              (97,085)             (97,085)                 -           (95,720)
                                                            ---------            ---------          ---------         ---------

              NET CASH FLOW USED BY
                 INVESTING ACTIVITIES                         (97,085)             (97,085)                 -           (95,720)
                                                            ---------            ---------          ---------         ---------

CASH FLOW FROM FINANCING ACTIVITIES
     Loan From Stockholders                                   109,165              118,372              9,207            99,426
                                                            ---------            ---------          ---------         ---------

                NET CASH FLOW USED BY
                  FINANCING ACTIVITIES                        109,165              118,372              9,207            99,426
                                                            ---------            ---------          ---------         ---------

NET INCREASE (DECREASE) IN CASH                                   582                   82               (500)                -

CASH AT BEGINNING OF PERIOD                                         -                    -                582                 -
                                                            ---------            ---------          ---------         ---------

CASH AT END OF PERIOD                                       $     582            $      82          $      82         $       -
                                                            =========            =========          =========         =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW       INFORMATION

     Cash Paid During the Year For
       Interest                                            $        -           $        -         $        -        $        -
                                                           ==========           ==========         ==========        ==========
       Income Tax                                          $        -           $        -         $        -        $        -
                                                           ==========           ==========         ==========        ==========

SUPPLEMENTAL SCHEDULE OF NON-CASH
   INVESTING AND FINANCING ACTIVITIES
     Issuance of Common Stock                              $    1,000           $    1,000         $        -        $    1,000
     Paid-In-Capital                                           65,500               65,500                  -            65,500
     Decrease in Stockholders' Payable                        (66,500)             (66,500)                 -           (66,500)
                                                           ----------           ----------         ----------        ----------
                                                           $        -           $        -         $        -        $        -
The accompanying notes are an integral
part of these financial statements.

DALLAS RAILROAD COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Including Notes Applicable to the Unaudited Period)

DECEMBER 31, 2001

NOTE 1: DEVELOPMENT STAGE COMPANY

Dallas Railroad Company, Inc. (a development stage company) (the “Company”) was incorporated under the laws of the State of Nevada on March 5, 2001. In March 2001, the Company acquired a 1928 Pullman Business Car to be renovated and offered for lease on a short or long-term basis to the general public, corporations, and charitable organizations for trips or on a stationary basis. The Company has been in the development stage since inception and is devoting substantially all of its efforts to financial planning, raising capital, renovating, and marketing.

NOTE 2:SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Year End

The Company has elected a December 31 year end.

Revenue Recognition

Revenue from leasing the railcar and the related costs of sales are recognized as incurred on the accrual method of accounting.

Railcar, Furniture and Fixtures

Railcar, furniture and fixtures are carried at cost or fair value at the time of acquisition. Depreciation is computed principally on the straight-line method using estimated useful lives ranging from five to ten years.

Major renewals and betterments are added to the property and equipment accounts while the cost of repairs and maintenance is charged against income in the period incurred. Cost of assets, retired or otherwise disposed of, and the applicable accumulated depreciation is removed from the accounts, and the resultant gain or loss, if any, is reflected in operations.

Income Taxes

The Company provides for income taxes by utilizing the asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Use of Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

DALLAS RAILROAD COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Including Notes Applicable to the Unaudited Period)

(CONTINUED)

DECEMBER 31, 2001

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)

Net Income (Loss) Per Common Share

Net income (loss) per common share is based on the weighted average number of common shares outstanding during each respective year. Common stock equivalents that would have had an anti-dilutive effect were excluded from the calculation.

Cash and Cash Equivalents

For the purpose of reporting cash flows, the Company considers cash in operating bank accounts, demand deposits, and cash on hand as cash and cash equivalents.

Financial Instruments

The Company’s financial instruments include cash, cash equivalents, other current assets, and stockholders’ payable. The carrying amounts of these financial instruments have been estimated by management to be approximate fair value.

NOTE 3: RELATED PARY TRANSACTIONS

The following is a summary of transactions with officers and directors of the Company.

         –In March 2001, a current officer and director of the Company extended a five percent (5%) demand note to the Company in the amount of $100,000. If no demand is made, the note is due and payable in full, including interest, on March 31, 2004. The amount due on the note payable at December 31, 2001 and June 30, 2002, was $38,132 and $47,225, including $1,132 and $2,136 of accrued interest, respectively. In March 2001, 800,000 shares of the Company’s common stock, valued at $56,000, was issued as partial payment of the note.

         –In March 2001, a director of the Company loaned the Company $15,000 on a five percent (5%) demand note. If no demand is made, the note is due and payable in full, including interest, on March 31, 2004. The amount due on the note payable at December 31, 2001 and June 30, 2002, was $4,533 and $4,647, including $33 and $147 of accrued interest, respectively. In March 2001, 150,000 shares of the Company’s common stock, valued at $10,500, were issued as partial payment of the note.

         –Sales in the amount of $750 were made to a company related to Dallas Railroad Company, Inc. through common ownership.

DALLAS RAILROAD COMPANY, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(Including Notes Applicable to the Unaudited Period)
(CONTINUED)

DECEMBER 31, 2001

NOTE 4: FEDERAL INCOME TAXES

Total income tax benefit (expense) is less than the amount computed by multiplying earnings before income taxes by the statutory federal income tax rate. The reasons for these differences and the related tax effects at December 31, 2001, are:

   Tax Benefit at Statutory Rates (34%)                                                       $    5,767
   Differences Resulting From Non-Deductible Expenses                                              2,789
   Net Operating Loss Carryforward Benefit Valuation Allowance                                    (8,556)
                                                                                              ----------

              Net Income Tax Benefit                                                          $        -
                                                                                              ==========

   The components of the deferred tax assets are as follows:

   Deferred Tax Assets
       Net Operating Loss Carryforward                                                        $     8,556
       Depreciation                                                                                (2,789)
                                                                                               ----------

              Total Deferred Tax Asset                                                              5,767
              Less Valuation Allowance                                                             (5,767)
                                                                                              -----------

                                                                                              $         -

There were no deferred tax liabilities at December 31, 2001.

At December 31, 2001, federal tax net operating loss carryforwards were approximately $25,000 and were available to offset future taxable income. Net operating loss carryforwards begin to expire in 2021.

NOTE 5: SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

The Company maintains its cash balances at various financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2001 and June 30, 2002, the Company’s cash balances did not exceed the federally insured limit.

NOTE 6: INTERIM FINANCIAL INFORMATION

The balance sheet as of June 30, 2002 and the statements of operations, stockholders’ equity, and cash flows for the six months ended June 30, 2002 have been prepared by the Company without audit. In the opinion of management, such statements include all adjustments (consisting solely of normal recurring adjustments) necessary to a fair presentation of the financial position, results of operations and cash flows of the Company for all periods presented. The results of operations for interim periods are not necessarily indicative of the results to be obtained for the full fiscal year.

Part II - Information not required in prospectus
Indemnification of directors and officers

Article Eight of the Articles of Incorporation and Article Nine of the Bylaws of the Company provide that the Company shall indemnify, to the maximum extent allowed by Nevada law, any person who is or was a Director, Officer, agent or employee of the corporation, and any person who serves or served at the Company's request as a Director, Officer, agent, employee, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise. An officer or director of the Company could take the position that this duty on behalf of the Company to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the Company's Articles of Incorporation, Bylaws, Nevada law or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or payed by a director, officer or controlling person of the Company and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Changes in and disagreements with Accountants
on Accounting and Financial Disclosure

We have never changed our accountants and have never had any disagreements with our accountants over any financial disclosure regarding our company.

15

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemized list of the estimate by the Company of the expenses of the offering:

         Type of Expense                                      Amount

         Accounting Fees                                      $1,000.00

         Attorney's Fees and Filing Fees                      $1,000.00

         TOTAL                                                $2,000.00

RECENT SALES OF UNREGISTERED SECURITIES

On or about March 5, 2001, the Company was incorporated under the laws of the State of Nevada. Effective as of March 6, 2001, we issued a total of 800,000 shares of our common stock to the founder of our Company, Douglas R. Nichols and 150,000 shares to Craig Stewart. The federal exemption we relied upon in issuing the securities was Section 4(2) of the Securities Act. The Section 4(2) exemption was available to us because we did not solicit any investment in the company and instead simply issued shares to our founders, Mr. Nichols and Mr. Stewart. In addition, given Mr. Nichols' and Mr. Stewart's involvement in the establishment of the company, they had access to such information as they deemed necessary to fully evaluate an investment in our company. In addition, the issuance of the shares of stock to Messrs. Nichols and Stewart were exempt under the laws of the State of Texas, the State in which Mr. Nichols and Mr. Stewart resides, pursuant to Section 5 I. (a) of the Texas Securities Act. Section 5 I. (a) of the Texas Securities Act provides that the provisions of the Texas Securities Act shall not apply to the sale of any security by the issuer thereof so long as the total number of security holders of the issuer thereof does not exceed thirty- five (35) persons after taking such sale into account; and such sale is made without any public solicitation or advertisements:

EXHIBITS

Attached to this registration are the exhibits required by Item 601 of Regulation S-B.

UNDERTAKINGS

The Company does not presently anticipate using an underwriter in conducting this offering; if the company changes its plan and utilizes an underwriter, the Company will provide to the underwriter, at the closing specified in any underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of

16

the Company pursuant to the Company's Articles of Incorporation, Bylaws, Nevada law or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or payed by a director, officer or controlling person of the Company and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Dallas, State of Texas on August 19, 2002.

(Registrant)                        Dallas Railroad Company

By (Signature and Title):           __/s/ Douglas R. Nichols_________________________________
                                    Douglas R. Nichols, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

(Signature)       /s/ Douglas R. Nichols
                  Douglas R. Nichols

(Title)           President and Director

(Date)            August 19, 2002

(Signature)       /s/ Craig Stewart
                  Craig Stewart

(Title)           Director

(Date)            August 19, 2002

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Date Filed: August 16, 2002                                                             SEC File

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM SB-2

UNDER

THE SECURITIES ACT OF 1933

DALLAS RAILROAD COMPANY

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INDEX TO EXHIBITS

     EXHIBIT NO.                SEC REFERENCE          TITLE OF DOCUMENT                               LOCATION
                                    NUMBER
          1                           3                Charter and Bylaws                              This Filing

          2                           5                Opinion and consent of Carter                   This Filing
                                                       Holmes pllc Attorneys and
                                                       Counselors at Law
          3                       15 and 23            Killman, Murrell & Company, P.C.                This Filing
                                                       Certified Public Accountants
          4                          23                Consent of Carter Holmes pllc (See              This Filing
                                                       Exhibit 2)
          5                          10                Promissory notes from Company to                This filing
                                                       Doug Nichols and Craig Stewart

20

EXHIBIT 1

CHARTER AND BYLAWS

21

ARTICLES OF INCORPORATION

OF

DALLAS RAILROAD COMPANY

I, the undersigned natural person of age twenty-one (21) years or more, acting as an Incorporator of a corporation under Chapter 78 of the Nevada Revised Statutes, do hereby adopt the following Articles of Incorporation for said corporation:

ARTICLE ONE

The name of the corporation is Dallas Railroad Company.

ARTICLE TWO

The name of the corporation's initial resident agent is Corporate Service Center, Inc., and the principal or statutory address of the corporation and street address of the resident agent's office is 1475 Terminal Way, Suite E, Reno, Nevada 89502-3225.

ARTICLE THREE

1. General. The Corporation shall have authority to issue two classes of shares, to be designated as "Preferred" and "Common". The total number of shares which the Corporation is authorized to issue is 25,000,000 shares. The number of Common shares authorized is 20,000,000 and the par value of each share is $0.001 per share. The Common shares shall have identical rights and privileges in every respect. The number of Preferred shares authorized is 5,000,000 and the par value of each such share is $0.001 per share.

2. Preferred Stock. The Board of Directors is vested with the authority to adopt a resolution or resolutions providing for the issue of authorized but unissued shares of Preferred Stock, which shares may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors in such resolution or resolutions. The characteristics of the Preferred Stock, including the ownership powers, voting powers, designations, preferences, and relative, participating, optional or other rights, if any, of each series of Preferred Stock and the qualifications, limitations or restrictions, if any, of such preferences and/or rights (collectively the "Series Terms"), shall be such as are stated and expressed in a resolution or resolutions providing for the creation or revision of such Series Terms (a "Preferred Stock Series Resolution") adopted by the Board of Directors or a committee of the Board of Directors to which such responsibility is specifically and lawfully delegated. The powers of the Board with respect to the Series Terms of a particular series (any of which powers may, by a resolution of the Board of Directors, be specifically delegated to one or more of its committees, except as prohibited by law) shall include, but not be limited to, the establishment of the following relative rights and preferences:

A. The rate of dividends;

B. The price at and the terms and conditions for which shares may be redeemed;

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C. The amount payable upon shares in event of involuntary liquidation;

D. The amount payable upon shares in event of voluntary liquidation;

E. Sinking fund provisions (if any) for the redemption or purchase of shares;

F. The terms and conditions on which shares may be converted if the shares of any Series are issued with the privilege of conversion; and

G. Voting rights, including the number of votes per shares, the matter on which shares can vote, and the contingencies which make the voting rights effective.

3. Preferences, Limitations and Relative Rights.

A. General. All shares of Common Stock shall have identical rights with each other. Except as provided in this Article Four or in Preferred Stock Series Resolutions, all shares of Preferred Stock shall have preferences, limitations and relative rights identical with each other. Except as expressly provided in the Preferred Stock Series Resolutions, shares of Preferred Stock shall have only the preferences and relative rights expressly stated in this Article.

B. Dividends.

(I) The Preferred Stock at the time outstanding shall be entitled to receive, when, as, and if declared by the Board of Directors, out of any funds legally available therefor, dividends at the rate fixed by the Board of Directors.

(ii) No dividends shall be declared or paid on Common Stock unless full dividends on outstanding Preferred Stock for all past dividend periods and for the current dividend periods shall have been declared and paid.

C. Liquidation Preference. In the event of dissolution, liquidation, or winding up of the Corporation (whether voluntary or involuntary), after payment or provision for payment of debts but before any distribution to the holders of the Common Stock, as provided under Nevada law, the holders of each Series of Preferred Stock then outstanding shall be entitled to receive the amount fixed by the Board of Directors, plus a sum equal to all cumulated, but unpaid dividends (if any) to the date fixed for distribution. All remaining assets shall be distributed pro rata among the holders of Common Stock.

D. Redemption.

(I) All or part of any one or more Series of Preferred Stock may be redeemed at any time or times at the option of the Corporation by a resolution of the Board of Directors, in accordance with the terms and provisions of this Article Four and those fixed by the Board of Directors. The Corporation may redeem shares of any one or more series without redeeming shares of other series, as determined by the Board of Directors. If less than all the shares of any series are to be redeemed, the shares of the series to be redeemed shall be selected ratably whether by lot or by any other equitable method determined by the Board of Directors.

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(ii) Redeemed shares shall be paid for in amounts and manners as fixed by the Board of Directors.

(iii) Shares of Preferred Stock which are redeemed shall be canceled and shall be restored to the status of authorized but unissued shares.

E. Purchase. Except as provided in this Article, nothing shall limit the right of the Corporation to purchase any of its outstanding shares in accordance with law, by public or private transaction.

F. Voting. Except as fixed by the Board of Directors and except as otherwise expressly provided by law, all voting powers shall be in Common Stock and none in the Preferred Stock. Where Preferred Stock as a Class has voting power, all Series of Preferred Stock shall be a single class.

ARTICLE FOUR

The governing board of the corporation shall be styled as directors, the number of Directors constituting the initial Board of Directors is one (1) and the name and address of the person who is to serve as Director until the first annual meeting of the Shareholders, or until their successors are elected and qualified is:

Doug Nichols
2603 Fairmount Street
Suite 200
Dallas, Texas 75201

ARTICLE FIVE

The name and address of the Incorporator is:

Trevor Rowley
1475 Terminal Way
Suite E
Reno, Nevada 89502-3225.

ARTICLE SIX

Cumulative voting by the Shareholders of the corporation at any election for Directors is expressly prohibited. The Shareholders entitled to vote for Directors in such election shall be entitled to cast one (1) vote for each Director for each share held and no more.

ARTICLE SEVEN

No holder of any stock of the corporation shall be entitled as a matter of right to purchase or subscribe for any part of any stock of the corporation authorized by these Articles or of any additional stock of any class to be issued by reason of any increase of the authorized stock of the corporation, or of any bonds, certificates of indebtedness, debentures, warrants, options or other securities convertible into any class of stock of the corporation, but any stock authorized by these Articles or any such additional

3

authorized issue of any stock or securities convertible into any stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations for such consideration and upon such terms and in such manner as the Board of Directors may in its discretion determine without offering any part thereof on the same terms or on any terms to the Shareholders then of record or to any class of Shareholders, provided only that such issuance may not be inconsistent with any provision of law or with any of the provisions of this Article.

ARTICLE EIGHT

The corporation shall indemnify, to the maximum extent allowed by Nevada law, any person who is or was a Director, Officer, agent or employee of the corporation, and any person who serves or served at the corporation's request as a Director, Officer, agent, employee, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise.

ARTICLE NINE

No contract or other transaction between the Corporation and any other person (as used herein the term "Person" means an individual, firm, trust, partnership, association, corporation, or other entity) shall be affected or invalidated by the fact that any director of the Corporation is interested in, or is a member, director, or an officer of, such other person, and any director may be a party to or may be interested in any contract or transaction of the Corporation or in which the Corporation is interested; and no contract, act, or transaction of the Corporation with any person shall be affected or invalidated by the fact that any director of the Corporation is a party to, or interested in, such contract, act, or transaction, or in any way connected with such person. Each and every person who may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any person in which he may in any way be interested; provided that the fact of such interest shall have been disclosed to, or shall be known by, the other directors or the shareholders of the Corporation, as the case may be, acting upon or with reference to such act, contract, or transaction, even though the presence at a meeting or vote or votes of such interested director might have been necessary to obligate the Corporation upon such act, contract, or transaction.

ARTICLE TEN

The Corporation shall have the authority to purchase, directly or indirectly, its own shares to the extent of the aggregate of the unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor, without submitting such purchase to a vote of the shareholders of the Corporation.

ARTICLE ELEVEN

Any action required by the Nevada law to be taken at any annual or special meeting of Shareholders, or any action which may be taken at any annual or special meeting of Shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action

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were present and voted.

ARTICLE TWELVE

The purpose for which the Corporation is organized is to transact any or all lawful business for which a corporation may be incorporated under the laws of the State of Nevada, as now existing or hereafter amended.

IN WITNESS WHEREOF, I have hereunto set my hand on March 1, 2001.

/s/ Trevor Rowley
TREVOR ROWLEY
INCORPORATOR

5

BYLAWS

OF

DALLAS RAILROAD COMPANY

ARTICLE ONE - OFFICES

SECTION ONE. REGISTERED OFFICE. The Office of the Corporation is located at 2603 Fairmount Street, Suite 200, Dallas, Texas 75201.

SECTION TWO. ADDITIONAL OFFICE. The Corporation may also have offices at such other places, within or without the State of Nevada, where the Corporation is qualified to do business, as the Board of Directors may from time to time designate and as the business of the Corporation may require.

ARTICLE TWO - SHAREHOLDER'S MEETINGS

SECTION ONE. PLACE OF MEETINGS. Meetings of the Shareholders shall be held at any place, either within or without the State of Nevada, designated by the Board of Directors pursuant to authority hereinafter granted to the Board or by the written consent of all persons entitled to vote thereat. In the absence of any such designation, Shareholder's meetings shall be held at the Registered Office of the Corporation.

SECTION TWO. ANNUAL MEETING. The annual meeting of the Shareholders shall be held at a date and time to be set by resolution of the Board of Directors. If no resolution is made setting the date for the annual meeting of the Shareholders, such meeting shall be held on the annual anniversary of the date on which the Corporation's Articles of Incorporation were issued. At such meetings Directors shall be elected, reports of the affairs of the Corporation shall be considered and any other business may be transacted which is within the powers of the Shareholders. The date and time of the Annual Meeting of Shareholders may be changed by appropriate resolutions of the Board of Directors, to a time within sixty (60) days before or following the date stated herein.

SECTION THREE. NOTICE OF MEETING. Notice of all meetings of the Shareholders stating the place, day and hour of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be given in writing to each Shareholder entitled to vote at the meeting at least ten (10) but not more than fifty (50) days before the date of the meeting either personally or by mail or other means of written communication, addressed to the Shareholder at the address appearing on the books of the Corporation or given by the Shareholder to the Corporation for the purpose of notice. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, with postage prepaid, properly addressed to the Shareholder. Notice of adjourned meetings is not necessary unless the meeting is adjourned for thirty (30) days or more, in which case notice of the adjourned meeting shall be given as in the case of any special meeting. Any notice required by law or by these Bylaws may be waived by the person entitled to the notice by the execution of a written waiver of such notice, which waiver may be signed before or after the time stated in the notice.

SECTION FOUR. SPECIAL MEETINGS. Special meetings of the Shareholders may be called by the President, the Board of Directors or by the holder or holders of at least one-tenth

1

(1/10) of all the shares entitled to vote at the meeting. No question may be voted upon at a special meeting of the Shareholders unless the notice of said meeting states that one of the purposes of the meeting will be to act upon the question or unless the meeting is attended by all of the Shareholders entitled to vote upon the question and all the Shareholders vote that the question may then be voted upon at that meeting.

SECTION FIVE. QUORUM AND MANNER OF ACTION. The holders of a majority of shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without notice other than announcement at the meeting that the meeting shall be adjourned until a quorum shall be present. At a reconvened meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before the meeting, unless the question is one upon which, by express provision of the statues, the Articles of Incorporation or these Bylaws, a different vote is required, in which case the express provision shall govern and control the vote required for decision upon the question.

SECTION SIX. VOTING OF COMMON SHARES. Each outstanding share of common stock shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of Shareholders.

SECTION SEVEN. ELIGIBLE SHAREHOLDERS. For the purpose of determining Shareholders entitled to notice of and to vote at any meeting of Shareholders or at any adjournment thereof, for the purpose of determining Shareholders entitled to receive payment of any dividend or for the purpose of determining the shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the share transfer books shall be closed for a stated period, not to exceed in any case fifty (50) days. If the share transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, the books shall be closed for at least ten (10) days immediately preceding the meeting. In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for such determinations of Shareholders, with the date in any case to be not more than fifty (50) days and in case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action requiring the determination of Shareholders is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of and to vote at a meeting of Shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted, as the case may be, shall be the record date for the determination of Shareholders. When a determination of shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, the determination shall apply to any adjournment thereof.

SECTION EIGHT. VOTING LIST. The Officer or agent having charge of the Corporation's share transfer books shall make, at least ten (10) days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at the meeting or at any adjournment thereof. The list shall be arranged in alphabetical order with the address of each Shareholder and the number of shares owned by each Shareholder. The list, for a period of ten (10) days prior to the meeting, shall be kept on file at the Registered Office of the Corporation and shall be subject to the inspection by any Shareholder at any time during usual and ordinary

2

business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original share transfer books shall be prima facie evidence as to the Shareholders who are entitled to examine the list and transfer books and to vote at any meeting of Shareholders.

SECTION NINE. PROXIES. At any meeting of Shareholders, a Shareholder may vote in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in- fact. The proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise specifically provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

SECTION TEN. ACTION WITHOUT MEETING. Any action required by the Nevada Business Corporation Act to be taken at any annual or special meeting of Shareholders, or any action which may be taken at any annual or special meeting of Shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

SECTION ELEVEN. CONSENT OF ABSENTEES. No defect in the calling or noticing of a Shareholder's meeting will affect the validity of any action at the meeting if a quorum was present and if each Shareholder not present in person or by proxy signs a written waiver of notice, consent to the holding of the meeting or approval of the Minutes, either before or after the meeting and such waivers, consents or approvals are filed with the corporate records or made a part of the Minutes of the meeting.

SECTION TWELVE. ELECTION INSPECTOR. In advance of any meeting of Shareholders, the Board of Directors may appoint any person, other than a nominee for office, as inspector of election to act at such meeting or any adjournment thereof. If an inspector of election is not so appointed, the chairman of any such meeting may, and on the request of any Shareholder or his proxy, shall, appoint an inspector of election at the meeting. In case the person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the person acting as chairman. The inspector of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive notes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all Shareholders. The inspector of election shall perform his duties impartially, in good faith, to the best of his ability and as expeditiously as is practical. On request of the chairman of the meeting or of any Shareholder or his proxy, the inspector shall make a report in writing of any challenge or question of matter determined by him and execute a certificate of any fact found by him. Any report or certificate made by him is prima facie evidence of the facts stated therein.

SECTION THIRTEEN. CONDUCT OF MEETING. At every meeting of the Shareholders, the President, or in his absence, the Vice President designated by the Board of Directors, shall act as chairman. The Secretary of the Corporation, or in his absence, any person appointed by the presiding officer, shall act as Secretary of all meetings of the Shareholders.

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SECTION FOURTEEN. CUMULATIVE VOTING. Cumulative voting by the Shareholders of the Corporation at any election for Directors is expressly prohibited. The Shareholders entitled to vote for Directors in any election shall be entitled to cast one (1) vote and no more per share for each Director to be elected.

SECTION FIFTEEN. VOTING OF SHARES OF CERTAIN HOLDERS.

        (a)         Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may authorize, or in the absence of such authorization, as the Board of Directors of such corporation may determine.

         (b)          Shares held by an administrator, executor, guardian or conservator may be voted by him so long as such shares are in the possession and forming a part of the estate being served by him, either in person or by proxy, without the necessity of a transfer of the shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him, either in person or by proxy, without a transfer of the shares into his name as trustee.

         (c)          Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by him without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which he was appointed.

         (d)          A shareholder whose shares are pledged shall be entitled to vote such shares until they have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the transferred shares.

         (e)          Treasury shares, shares of its own stock owned by another corporation the majority of the voting stock of which is owned or controlled by this Corporation, and shares of its own stock held by this corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

ARTICLE THREE - DIRECTORS

SECTION ONE. POWERS. The business and affairs of the Corporation shall be managed by the Board of Directors which shall exercise all the powers of the Corporation and do all lawful acts and things as are not by statute, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done or approved by the Shareholders.

SECTION TWO. NUMBER AND QUALIFICATION. The Board of Directors shall consist of at least one and no more than nine (9) Directors, who need not be a Shareholder or resident of the State of Nevada. The actual number of Directors chosen within these limits shall be established by the Board of Directors by properly approved resolution. The upper limit to the number of Directors may be increased or decreased from time to time by amendment to these Bylaws; provided, however, that no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

SECTION THREE. TERM OF OFFICE. The Directors named in the Articles of

4

Incorporation shall hold office until the first annual meeting of Shareholders and until their successors are elected and qualified, either at an annual or a special meeting of Shareholders. Directors other than those named in the Articles of Incorporation, shall hold office until the next annual meeting and until their successors are elected and qualified.

SECTION FOUR. VACANCIES. Vacancies in the Board of Directors shall exist in the case of the happening of any of the following events; (a) the death, resignation or removal of any Director; (b) the authorized number of Directors is increased; or (c) at any annual, regular or special meeting of Shareholders at which any Director is elected, the Shareholders fail to elect the full authorized number of Directors to be voted for at that meeting. In addition, the Board or Directors may declare vacant the office of a Director in either of the following cases: (a) if he is adjudged incompetent by an order of Court or convicted of a felony; or (b) if within thirty (30) days after notice of his election, he does not accept the office either in writing or by attending a meeting of the Board of Directors. Vacancies may be filled by the unanimous vote of the remaining Directors, though less than a quorum or by a sole remaining Director. Each Director so elected shall hold office until his successor is elected at an annual, regular or special meeting of the Shareholders. The Shareholders may elect a Director at any time to fill any vacancy not filled by the Directors. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the Shareholders may elect a successor to take office when the resignation becomes effective. A reduction of the authorized number of Directors shall not remove any Director prior to the expiration of his term of office.

SECTION FIVE. REMOVAL. The entire Board of Directors or any individual Director may be removed from office, either with or without cause, by a vote of Shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors. If any or all Directors are so removed, new Directors may be elected at the same meeting.

SECTION SIX. PLACE OF MEETINGS. All meetings of the Board of Directors shall be held at any place, within or without the State of Nevada, which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. Any regular or special meeting is valid, wherever held, if held on written consent of all members of the Board given either before or after the meeting and filed with the Secretary of the Corporation.

SECTION SEVEN. ANNUAL MEETINGS. Annual meetings of the Board of Directors shall be held, without call or notices, immediately following each annual meeting of the Shareholders of the Corporation.

SECTION EIGHT. SPECIAL MEETINGS. Special meetings of the Board of Directors of the Corporation shall be called by the President, or, if he is absent or is unable or refuses to act, by any Vice President or by any Director.

SECTION NINE. NOTICE OF SPECIAL MEETING. Written notice of the time, place and purpose of special meetings of the Board of Directors shall be delivered personally to each Director or sent to each Director by mail or by other form of written communication, at least seven (7) days before the meeting. If the address of a Director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which meetings of the Directors are regularly held. Notice of the time and place of holding an adjourned meeting of a meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

SECTION TEN. QUORUM AND MANNER OF ACTION. At all meetings of the Board of Directors, the presence of a majoriyy of the Directors shall be necessary and sufficient to

5

constitute a quorum for the transaction of business and the act of a majority of Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as otherwise specifically provided by statute, by the Articles of Incorporation, or by these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting that the meeting shall be adjourned, until a quorum shall be present. At a reconvened meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally noticed. Each Director who is present at a meeting will be deemed to have assented to any action taken at such meeting unless his dissent to the action is entered in the Minutes of the meeting or unless he shall file his written dissent thereto with the Secretary of the meeting or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after such meeting.

SECTION ELEVEN. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors or any Committee of Directors under any provision of the Nevada Business Corporation Act may be taken without a meeting, if all members of the Board or of the Committee of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the Minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors. Any certificate or other document filed under any provisions of the Nevada Business Corporation Act which relates to actions so taken shall state that the action was taken by unanimous written consent of the Board of Directors to so act and such statement shall be prima facie evidence of such authority.

SECTION TWELVE. VALIDATION OF MEETING DEFECTIVELY CALLED. The transaction of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a waiver of notice, a consent to holding the meeting or an approval of the Minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the Minutes of the meeting. Attendance by a Director at a meeting shall constitute a waiver of notice of the meeting, unless the express purpose for such attendance is to present the objection that the meeting is not lawfully called or convened.

SECTION THIRTEEN. CONDUCT OF MEETINGS. The President, or, in his absence, the Vice President designated by the Board of Directors, shall preside at meetings of the Board of Directors. The Secretary of the Corporation, or in his absence, any person appointed by the presiding officer, shall act as Secretary of the Board of Directors.

SECTION FOURTEEN. COMPENSATION. Directors shall receive such compensation for their services as Directors as shall be determined from time to time by resolution of the Board. Any Director may serve the Corporation in any other capacity as an officer, agent, employee or otherwise and receive compensation therefor.

SECTION FIFTEEN. INTERESTED DIRECTORS. Any contract or other transaction between the Corporation and any of its Directors (or any corporation or firm in which any of its Directors is directly of indirectly interested) shall be valid for all purposes notwithstanding the presence of such Director at the meeting; provided however, the foregoing shall apply only if the interest of each such Director is known or disclosed to the Board of Directors and it shall nevertheless authorize or ratify such contract or other transaction by a majority of the Directors present, each such interested Director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry such vote.

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SECTION SIXTEEN. EXECUTIVE COMMITTEE. The Board of Directors may at any time appoint two (2) or more Directors to serve and act as an Executive Committee. The Executive Committee so appointed shall have such power and authority to conduct the business and affairs of the Corporation as is vested by law, the Articles of Incorporation and these Bylaws in the Board of Directors as a whole, except that it may not take any action that is specifically required by statute to be taken by the entire Board of Directors. Members of the Executive Committee shall receive such compensation as the Board or Directors may from time to time provide. Each Director shall be deemed to have assented to any action of the Executive Committee unless he shall, within seven (7) days after receiving actual or constructive notice of such action, deliver his written dissent thereto to the Secretary of the Corporation. Members of the Executive Committee shall serve at the pleasure of the Board of Directors.

ARTICLE FOUR - OFFICERS

SECTION ONE. OFFICERS. The Officers of the Corporation shall be a President and a Secretary and may be a Vice President and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, one or more additional Vice Presidents, one or more Assistant Treasurers, and such other Officers as may be appointed in accordance with the Provisions of Section Three of this Article. One person may hold two or more offices.

SECTION TWO. ELECTION. The Officers of the Corporation shall be elected annually by the Board of Directors and each shall hold his office until he shall resign or shall be removed or otherwise is qualified to serve, or his successors shall be elected and qualified.

SECTION THREE. ADDITIONAL OFFICERS. The Board of Directors may appoint such other officers or agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board or Directors may from time to time determine.

SECTION FOUR. COMPENSATION. The compensation of the President, all Vice Presidents, the Secretary and the Treasurer shall be fixed by the Board of Directors, but the compensation of all minor officers and all other agents and employees of the Corporation may be fixed by the President, unless by resolution the Board of Directors shall determine otherwise; provided, however, that without the express approval of the Board of Directors, the President may not enter into any employment agreement on behalf of the Corporation with any person which may not be terminated by the Corporation, either at will or upon thirty (30) days written notice.

SECTION FIVE. REMOVAL AND RESIGNATION. Any Officer may be removed, either with or without cause, by a majority of the Directors in office, at any regular or special meeting of the Board; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the person removed. Any Officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION SIX. VACANCIES. If the office of the President, Vice President, Secretary or Treasurer becomes vacant by reason of death, resignation, removal or otherwise, the Board of Directors shall elect a successor who shall hold office for the unexpired term and until his successor is elected.

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SECTION SEVEN. PRESIDENT. The President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and Officers of the Corporation and shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws. Within this authority and in the course of his duties he shall:

(a) Preside at all meetings of the Shareholders and all meetings of the Board of Directors and shall be ex officio a member of the Executive Committee, if any;

(b) Sign all certificates of stock of the Corporation;

(c) When authorized by the Board of Directors or required by law, execute in the name of the Corporation deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts and other papers and instruments in writing and, unless the Board of Directors shall order otherwise by resolution, make such contracts as the ordinary conduct of the Corporation's business may require; and

(d) Appoint and remove, employ and discharge and prescribe the duties and fix the compensation of all agents, employees and clerks of the Corporation other than the duly appointed Officers, subject to the approval of the Board of Directors, and control, subject to the direction of the Board of Directors, all of the Officers, agents and employees of the Corporation.

SECTION EIGHT. VICE PRESIDENT. In the absence or disability of the President, the Vice President designated by the Board of Directors shall perform all the duties of the President and, when so acting, shall have the powers of and be subject to all the restrictions on the President. The Vice President or Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for him or them by the Board of Directors or the Bylaws.

SECTION NINE. SECRETARY. The Secretary shall:

(a) Attest and keep at the principal office of the Corporation the original or a copy of its Bylaws as amended or otherwise altered to date;

(b) Keep at the principal office of the Corporation or such other place as the Board of Directors may order, a book of Minutes of all meetings of its directors, Shareholders and Executive Committee, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares or members present or represented at Shareholder's meetings and the proceedings thereof;

(c) Sign or attest such documents as may be required by law or the business of the Corporation and keep the corporate seal and affix it to such instruments as may be necessary or proper;

(d) Be custodian of the records and of the seal of the Corporation;

(e) See that all notices are duly given in accordance with the provisions of these

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Bylaws or as required by law;

(f) Keep at the principal office of the Corporation a share register or duplicate share register showing the names of the Shareholders and their addresses; the number, date of issue, and class of shares represented by each outstanding share certificate surrendered for cancellation.

(g) See that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and

(h) In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Board or Directors.

SECTION TEN. TREASURER. The Treasurer shall:

(a) Have charge and custody of, and be responsible for, all funds and securities of the Corporation and deposit all such finds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors;

(b) Receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever;

(c) Disburse or cause to be disbursed, the funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements, gains, losses, capital, surplus and shares;

(d) Keep and maintain adequate and correct accounts of the Corporation's properties and business transactions including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares;

(e) Render to the President and Directors, whenever requested, an account of all transactions as Treasurer and of the financial condition of the Corporation;

(f) Prepare, or cause to be prepared, and certify the financial statements to be included in the annual report to Shareholders and statements of the affairs of the Corporation when requested by Shareholders holding at least ten percent (10%) of the number of outstanding shares of the Corporation; and

(g) In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board or Directors.

ARTICLE FIVE - EXECUTION OF INSTRUMENTS

SECTION ONE. AUTHORITY FOR EXECUTION OF INSTRUMENTS. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances; and, unless so authorized, no Officer, agent or employees shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

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SECTION TWO. EXECUTION OF INSTRUMENTS. Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the Corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the Corporation and other corporate instruments and documents and certificates of shares of stock owned by the Corporation shall be executed, signed or endorsed by the President and may have the corporate seal affixed thereto.

ARTICLE SIX - DEPOSIT OF FUNDS

SECTION ONE. BANK ACCOUNTS. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation with such banks, trust companies or other depositories as the Board of Directors may select.

SECTION TWO. SIGNING OF CHECKS. All checks, drafts or other orders for payment of money, notes or other evidences or indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board or Directors.

ARTICLE SEVEN - ISSUANCE AND TRANSFER OF SHARES

SECTION ONE. ISSUANCE OF STOCK. The Board of Directors may offer for sale and issue shares of the common stock of the Corporation as authorized in the Articles of Incorporation.

SECTION TWO. CERTIFICATES FOR FULLY PAID SHARES. Neither shares nor certificates representing such shares may be issued by the Corporation until the full amount of the consideration has been paid. When such consideration has been paid to the Corporation, the shares shall be deemed to have been issued and the certificate representing such shares shall be issued to the Shareholder.

SECTION THREE. CONSIDERATION FOR SHARES. The consideration paid for the issuance of shares shall consist of money paid, labor done or property actually received. Neither promissory notes nor the promise of future services shall constitute payment or part payment for shares of the Corporation.

SECTION FOUR. CERTIFICATES REPRESENTING SHARES. Certificates in the form as may be determined by the Board or Directors and as shall conform to the requirements of the statutes, the Articles of Incorporation and these Bylaws shall be delivered representing all shares to which Shareholders are entitled. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall be signed by the President of the Corporation, may be signed by the Secretary of the Corporation and shall be sealed with the seal of the Corporation. Each certificate shall state the following upon the face thereof:

(a) That the Corporation is organized under the laws of the State of Nevada;

(b) The name of the person to whom issued;

(c) The number and class of shares and the designation of the series, if any, which such certificate represents; and

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(d) The par value of each share represented by the certificate, or a statement that the shares are without par value.

SECTION FIVE. REPLACEMENT OF CERTIFICATES. No new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and cancelled, except in the case of lost or destroyed certificates for which the Board of Directors may order new certificates to be issued upon such terms, conditions and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

SECTION SIX. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents and may appoint one or more registrars who shall be appointed at such times and places as the requirements of the Corporation may necessitate and as the Board of Directors may designate.

SECTION SEVEN. TRANSFER OF SHARES. Shares of the stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or transfer agent of the Corporation of a certificate or certificates representing shares, duly endorsed or accomplished by a proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate or certificates to the person entitled thereto, to cancel the old certificate or certificates and to record the transaction upon its books. The transferee in any transfer of shares shall be deemed to have full notice of, and to consent to, the Bylaws of the Corporation to the same extent as if he had signed a written assent thereto. Whenever any transfer of shares shall be made for collateral security, and not absolutely, and written notice thereof shall be given to the Secretary of the Corporation or its transfer agent, if any, such fact shall be stated in the entry of the transfer.

SECTION EIGHT. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or beneficial claim to or interest in the share or shares on the part of any other person.

SECTION NINE. REASONABLE DOUBT AS TO RIGHT TO TRANSFER. When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, if any, before recording the transfer of the shares on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of his right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two (2) individual sureties satisfactory to the Corporation as to form, amount and responsibility of the sureties. The bond shall be conditioned to protect the Corporation, its Officers, transfer agents and registrars, if any, or any of them against any loss, damage, expense or other liability to the owner of the shares of a new certificate for shares.

ARTICLE EIGHT - CORPORATE RECORDS, REPORTS AND SEAL

SECTION ONE. MINUTES OF MEETINGS. The Corporation shall keep and maintain a book of Minutes of all meetings of its Directors and of its Shareholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors’ meetings, the number of shares present or represented at Shareholders’ meetings and the proceedings thereof.

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SECTION TWO. BOOKS OF ACCOUNTS. The Corporation shall keep and maintain adequate and correct accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.

SECTION THREE. SHARE REGISTER. The Corporation shall keep and maintain a share register, showing the names of the Shareholders and their addresses, the number and classes of shares held by each, and the number and date of cancellation of every certificate surrendered for cancellation.

SECTION FOUR. INSPECTION OF RECORDS BY SHAREHOLDER. Any person who shall have been a Shareholder of record for at least six (6) months immediately preceding this demand or who is the holder of record of at least five percent (5%) of all of the outstanding shares of the Corporation, on written demand stating the purpose thereof, has the right to examine, in person or by agent, accountant or attorney, at any reasonable time or times, for any proper purpose, its books and records of account, Minutes and record of Shareholders and is entitled to make extracts therefrom.

SECTION FIVE. INSPECTION OF RECORDS BY DIRECTORS. Every Director shall have the absolute right at any reasonable time to inspect all books, records, documents of every kind and the physical properties of the Corporation. Such inspection by a Director may be made in person or by agent or attorney and the right of inspection includes the right to make extracts therefrom.

SECTION SIX. FINANCIAL REPORTS. The Board of Directors must, when requested by the holders of at least one-third (1/3) of the outstanding shares of the Corporation, present written reports concerning the situation and business of the Corporation.

SECTION SEVEN. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

SECTION EIGHT. CORPORATE SEAL The Board of Directors may adopt, use and thereafter alter the corporate seal.

SECTION NINE. DIVIDENDS. The Board of Directors may declare and the Corporation may pay dividends on its outstanding shares in cash, property or its own shares, pursuant to law and subject to the provisions of its Articles of Incorporation.

SECTION TEN. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name, and on behalf of, the Corporation. This authority may be general or confined to specific instances.

SECTION ELEVEN. LOANS. No loans shall be contracts on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. This authority may be general or confined to specific instances.

SECTION TWELVE. RESERVES. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any purpose or purposes, and may abolish any such reserve in the same manner.

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ARTICLE NINE - INDEMNIFICATION OF OFFICERS AND DIRECTORS

SECTION ONE. INDEMNIFICATION. The Corporation shall be empowered, to the extent allowed by Article 2.02-1 of the Nevada Business Corporation Act, to indemnify Directors, Officers, agents and employees as follows:

(a) Persons. The Corporation shall indemnify to the extent provided in paragraph (b), (d) or (f):

        (1) any person who is or was Director, Officer, agent, or employee of the Corporation, and

         (2) any person who serves or served at the Corporation's request as a Director, Officer, agent, employee, partner or trustee of another corporation or of a partnership, joint venture, trust or other enterprise.

(b) Extent - Derivative Suits. In case of a suit by or in the right of the Corporation against a person named in paragraph (a) by reason of his holding a position named in paragraph (a), the Corporation shall indemnify him, if he satisfies the standard in paragraph (c), for expenses (including attorney's fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the suit.

(c) Standard - Derivative Suit. In case of a suit by or in the right of the Corporation, a person named in paragraph (a) shall be indemnified only if:

        (1) he is successful on the merits of otherwise; or

        (2) he acted in good faith in the transaction which is the subject of this suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the Corporation unless (and only to the extent that) the court in which the suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expense as the court shall deem proper.

(d) Extent - Nonderivative Suits. In case of a suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Corporation, together hereinafter referred to as a nonderivative suit, against a person named in paragraph (a) by reason of his holding a position named in paragraph (a), the Corporation shall indemnify him if he satisfies the standard in paragraph (e), for amounts actually and reasonably incurred by him in connection with the defense or settlement of the nonderivative suit as:

         (1) expenses (including attorney's fees);

        (2) amounts paid in settlement;

        (3) judgments; and

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        (4) fines.

(e) Standard - Nonderivative Suits. In case of a nonderivative suit, a person named in paragraph (a) shall be indemnified only if:

        (1) he is successful on the merits or otherwise; or

        (2) he acted in good faith in the transaction which is the subject of the nonderivative suit, and in a manner he reasonably believed to be in, and not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, he had no reason to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent shall not, of itself, create a presumption that the person failed to satisfy the standard of this paragraph (e) (2).

(f) Determination That Standard Has Been Met. A determination that the standard of paragraph (c) or (e) has been satisfied may be made by a court or, except as stated in paragraph (c) (2) (second sentence), the determination may be made by:

         (1) a majority of the Directors of the Corporation (whether or not a quorum) who were not parties to the action, suit or proceeding;

         (2) independent legal counsel (appointed by a majority of the Directors of the Corporation, whether or not a quorum, or elected by the Shareholders of the Corporation) in a written opinion; or

        (3) the Shareholders of the Corporation.

(g) Proration. Anyone making a determination under paragraph (f) may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

(h) Advance Payment. The Corporation may pay in advance any expenses (including attorney's fees) which may become subject to the indemnification under paragraphs (a)-(g) if:

         (1) the Board of Directors authorized the specific payment; and

         (2) the person receiving the payment undertakes in writing to repay unless it is ultimately determined that he is entitled to indemnification by the Corporation under paragraphs (a)-(g).

(I) Nonexclusive. The indemnification provided in paragraphs (a)-(g) shall not be exclusive of any other rights to which a person may be entitled by law, Bylaw, Agreement, vote of Shareholders or disinterested Directors, or otherwise.

(j) Continuation. The indemnification and advance payment provided in paragraphs (a)-(h) shall continue as to a person who has ceased to hold a position named in paragraph (a) and shall inure to his heirs, executors and administrators.

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(k) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in paragraph (a), against any liability incurred by him in any such position, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under paragraphs (a)-(h).

(l) Reports. Indemnification payments, advance payments and insurance purchases and payments made under paragraphs (a)-(k) shall be reported in writing to the Shareholders of the Corporation with the next notice of annual meeting, or within six (6) months, whichever is sooner.

(m) Severability. All of the provisions of this Article Nine are separate from each other, and to the extent a particular provision is held by a court of competent jurisdiction to be invalid for any reason, then such holding shall not affect the enforceability and binding effect of the rest of the provisions of this Article Nine not specifically held to be invalid, with the remaining parts of this Article Nine remaining in full force and effect.

ARTICLE TEN - SURETY BONDS

SECTION ONE. SURETY BONDS. When the Board of Directors so directs, Officers and agents of the Corporation shall be bonded for the faithful performance of their duties and for the restoration to the Corporation of, in case of their death, resignation, retirement, disqualification or removal from office, all books, papers, vouchers, money and other properties of whatever kind in their possession or under their control belonging to the Corporation, in the amounts and by the surety companies as the Board of Directors may determine. The premiums on the bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

ARTICLE ELEVEN - AMENDMENT OF BYLAWS

SECTION ONE. AMENDMENT. These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by the Directors, subject to repeal or change by action of the Shareholders.

The foregoing set of Bylaws was unanimously adopted as the Bylaws of Dallas Railroad Company, by the Board of Directors effective as of March 6, 2001, to certify which witness my signature.

/s/ Doug Nichols
DOUG NICHOLS, SECRETARY
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EXHIBIT 2

CONSENT OF CARTER HOLMES PLLC
ATTORNEYS AND COUNSELORS AT LAW

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CARTER HOLMES pllc
ATTORNEYS AND COUNSELORS
HAMPTON COURT
4311 OAK LAWN AVE.
SUITE 600
DALLAS, TEXAS 75219
---------------------------

STEVEN B. HOLMES
TELEPHONE (214) 765-6000
FACSIMILE (214) 765-6103
E-MAIL SHOLMES@CARTER-HOLMES.COM

August 19, 2002

Board of Directors
Dallas Railroad Company
2603 Fairmount, Suite 200
Dallas, Texas 75201

Re: Dallas Railroad Company
Registration Statement on Form SB-2

Gentlemen:

We have been retained by Dallas Railroad Company (the "Company") in connection with the Registration Statement (the "Registration Statement") on Form SB-2, to be filed by the Company with the Securities and Exchange Commission relating to the offering of securities of the Company. You have requested that we render our opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and non-assessable.

In connection with the request, we have examined the following:

1. Articles of Incorporation of the Company;

2. Bylaws of the Company;

3. The Registration Statement; and

4. Unanimous consent resolutions of the Company's Board of Directors.

We have examined such other corporate records and documents and have made such other examinations as we have deemed relevant.

Based on the above examination, we are of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, and fully paid, and non-assessable under the corporate laws of the State of Nevada.

We consent to our name being used in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

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Sincerely,

CARTER HOLMES pllc

/s/ Steven B. Holmes
Steven B. Holmes

SBH

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EXHIBIT 3

CONSENT OF KILLMAN, MURRELL & COMPANY, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement on Form SB-2, of our report dated June 17, 2002, on the balance sheet as of December 31, 2001, and the related statements of operations, stockholders' equity and cash flows for the period from March 5, 2001 (inception) to December 31, 2001 of Dallas Railroad Company. We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

Dallas, Texas
August 19, 2002

/s/ KILLMAN, MURRELL & COMPANY P.C.
KILLMAN, MURRELL & COMPANY, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

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EXHIBIT 4

CONSENT OF HOGE CARTER HOLMES PLLC
(SEE EXHIBIT 2)

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EXHIBIT 5

PROMISSORY NOTES FROM COMPANY TO DOUG NICHOLS AND CRAIG STEWART

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PROMISSORY NOTE

$100,000.00
March 14, 2001

FOR VALUE RECEIVED, DALLAS RAILROAD COMPANY, (the “Maker”), hereby unconditionally promises to pay to the order of DOUG NICHOLS (the “Lender”) at 2603 FAIRMOUNT, SUITE 200. DALLAS, TEXAS 75201 the principal sum of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00), or so much thereof as is advanced hereunder, in lawful money of the United States of America, together with interest on said sum at a rate equal to the lesser of (I) the highest lawful nonusurious rate, if any, that at any time or from time to time, may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Note under the laws of the State of Texas or the United States which are presently or are hereafter in effect (the “Maximum Rate”); or, (ii) 5% per annum.

Principal and interest are payable on demand, but if no demand is made, all principal and accrued interest shall be due and payable in full on or before March 31, 2004. Past due installments of principal or interest shall bear interest at the Maximum Rate, and shall be due and payable on demand.

All principal and interest payments shall be made at the Lender's offices in Dallas, Texas. All payments hereon shall be applied first to accrued interest, and the balance to principal. Maker hereof shall have the right to prepay this Note in whole or in part at any time without penalty.

If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State of Texas, or on any other day on which banking institutions are authorized or obligated by law to close in the City of Dallas, State of Texas, such payment shall be made on the next succeeding business day, and such extensions of time shall in such case be included in computing interest in connection with such payment.

Regardless of any provision contained in this Note, no holder of this Note shall ever be entitled to receive, collect or apply, as interest on any amount owing hereunder, any amount in excess of the maximum rate of interest permitted to be charged by applicable law. In the event any holder of this Note ever receives, collects or applies, as interest, any such ex cess, such amount which would be excessive interest, shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the principal amount of this Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum lawful rate, the Lender and any holder of this Note shall, to the maximum extent permitted under applicable law, (I) characterize any non-principal payment as an expense, fee or premium rather than as interest; and, (ii) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of this Note. In the event the interest received for the actual period of existence hereof exceeds the maximum lawful rate, the holder of this Note shall refund Maker the amount of such excess or credit against the principal amount hereof, and in such event, no holder of this Note shall be subject to any penalties provided in any laws for contracting for, charging for, or receiving interest in excess of the maximum lawful rate.

If this Note is placed in the hands of an attorney for collection or if it is collected

1

through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceeding, Maker agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorney's fees.

Maker and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, notice of intention to accelerate the maturity, protest, notice of protest and non-payment, as to this Note and as to each and all installments hereof, and agree that their liability under this Note shall not be affected by any renewal or extensions in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

MAKER:

DALLAS RAILROAD COMPANY

By: /s/ Doug Nichols
DOUG NICHOLS, PRESIDENT

ADDRESS FOR NOTICES:

DOUG NICHOLS
2603 FAIRMOUNT SUITE 200
DALLAS, TEXAS 75201

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PROMISSORY NOTE

$15,000.00
March 14, 2001

FOR VALUE RECEIVED, DALLAS RAILROAD COMPANY, (the “Maker”), hereby unconditionally promises to pay to the order of CRAIG STEWART (the “Lender”) at 2603 FAIRMOUNT, SUITE 200, DALLAS, TEXAS 75201 the principal sum of FIFTEEN THOUSAND AND NO/100 DOLLARS ($15,000.00), or so much thereof as is advanced hereunder, in lawful money of the United States of America, together with interest on said sum at a rate equal to the lesser of (I) the highest lawful nonusurious rate, if any, that at any time or from time to time, may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Note under the laws of the State of Texas or the United States which are presently or are hereafter in effect (the "Maximum Rate"); or, (ii) 5% per annum.

Principal and interest are payable on demand, but if no demand is made, all principal and accrued interest shall be due and payable in full on or before March 31, 2002. Past due installments of principal or interest shall bear interest at the Maximum Rate, and shall be due and payable on demand.

All principal and interest payments shall be made at the Lender's offices in Dallas, Texas. All payments hereon shall be applied first to accrued interest, and the balance to principal. Maker hereof shall have the right to prepay this Note in whole or in part at any time without penalty.

If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State of Texas, or on any other day on which banking institutions are authorized or obligated by law to close in the City of Dallas, State of Texas, such payment shall be made on the next succeeding business day, and such extensions of time shall in such case be included in computing interest in connection with such payment.

Regardless of any provision contained in this Note, no holder of this Note shall ever be entitled to receive, collect or apply, as interest on any amount owing hereunder, any amount in excess of the maximum rate of interest permitted to be charged by applicable law. In the event any holder of this Note ever receives, collects or applies, as interest, any such ex cess, such amount which would be excessive interest, shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the principal amount of this Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum lawful rate, the Lender and any holder of this Note shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest; and, (ii) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of this Note. In the event the interest received for the actual period of existence hereof

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exceeds the maximum lawful rate, the holder of this Note shall refund Maker the amount of such excess or credit against the principal amount hereof, and in such event, no holder of this Note shall be subject to any penalties provided in any laws for contracting for, charging for, or receiving interest in excess of the maximum lawful rate.

If this Note is placed in the hands of an attorney for collection or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceeding, Maker agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorney's fees.

Maker and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, notice of intention to accelerate the maturity, protest, notice of protest and non-payment, as to this Note and as to each and all installments hereof, and agree that their liability under this Note shall not be affected by any renewal or extensions in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

MAKER:

DALLAS RAILROAD COMPANY

By: /s/ Doug Nichols
DOUG NICHOLS, PRESIDENT

ADDRESS FOR NOTICES:

CRAIG STEWART

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